Exhibit 99.1
First BanCorp Completes $94.8 Million Private Placement of Common Stock with Scotiabank
San Juan, Puerto Rico, August 27, 2007 — First BanCorp (NYSE: FBP) today announced the completion of its sale of 9.250 million shares of First BanCorp’s common stock to Scotiabank (TSX, NYSE: BNS) in a private placement. Scotiabank has funded the transaction paying $10.25 per First BanCorp common share, for a total purchase price of approximately $94.8 million. Scotiabank owns 10% of First BanCorp’s outstanding common shares as of the close of the transaction.
“This offering further solidifies our strong capital position as we continue to execute our strategic business initiatives,” said Luis Beauchamp, President and Chief Executive Officer of First BanCorp. “We are pleased to have Scotiabank’s trust in the financial, operational and managerial strength of the FirstBank franchise.”
In connection with the sale of the shares, First BanCorp entered into a Stockholder Agreement with Scotiabank. First BanCorp described the material terms and conditions of the Stockholder Agreement in a Current Report on Form 8-K that was filed with the Securities and Exchange Commission on February 22, 2007.
UBS Investment Bank served as placement agent and acted as First BanCorp’s financial advisor in the offering.
About First BanCorp
First BanCorp is the parent corporation of FirstBank Puerto Rico, a state-chartered commercial bank with operations in Puerto Rico, the Virgin Islands and Florida; of FirstBank Insurance Agency; and of Ponce General Corporation. First BanCorp, FirstBank Puerto Rico and FirstBank Florida, formerly Unibank, the thrift subsidiary of Ponce General, all operate within U.S. banking laws and regulations. The Corporation operates a total of 153 financial services facilities throughout Puerto Rico, the U.S. and British Virgin Islands, and Florida. Among the subsidiaries of FirstBank Puerto

Rico are Money Express, a finance company; First Leasing and Car Rental, a car and truck rental leasing company; and FirstMortgage, a mortgage origination company. In the U.S. Virgin Islands, FirstBank operates First Insurance VI, an insurance agency and First Express, a small loan company. First BanCorp’s common and preferred shares trade on the New York Stock Exchange under the symbols FBP, FBPPrA, FBPPrB, FBPPrC, FBPPrD and FBPPrE.
Safe Harbor
This press release may contain “forward-looking statements” concerning the Corporation’s future economic performance. The words or phrases “expect,” “anticipate,” “look forward,” “should,” “believes” and similar expressions are meant to identify “forward-looking statements” within the meaning of the Private Securities Litigation reform Act of 1995. The Corporation wishes to caution readers not to place undue reliance on any such “forward-looking statements,” which speak only as of the date made, and to advise readers that various factors, including the Corporation’s ability to file the 2007 quarterly reports so that the Corporation can return to compliance with the reporting requirements under the Securities Exchange Act of 1934, the ability to obtain a final order approving the settlement of the shareholder litigation, interest rate risk relating to the secured loans to Doral and R&G Financial, the continued repayment by Doral and R&G Financial of their outstanding loans, the impact on net income of the reduction in net interest income resulting from the repayment of a significant amount of the commercial loans to Doral, the impact of the consent orders on the Corporation’s future operations and results, the Corporation’s ability to continue to implement the terms of the consent orders, FirstBank’s ability to issue brokered certificates of deposit, its liquidity, the ability to fund operations, changes in the interest rate environment, regional and national economic conditions, including the risks arising from credit and other risks of the Corporation’s lending and investment activities, particularly the condo conversion loans in its Miami Agency, competitive and regulatory factors and legislative changes, could affect the Corporation’s financial performance and could cause the Corporation’s actual results for future periods to differ materially from those anticipated or projected. The Corporation does not undertake, and specifically disclaims any obligation, to update any “forward- looking statements” to reflect occurrences or unanticipated events or circumstances after the date of such statements.
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